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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the drugstore.com, inc. 1999 Employee Stock Purchase Plan and the drugstore.com, inc. 1998 Stock Plan of our report dated January 29, 1999, except for Note 7 as to which the date is July 16, 1999 with respect to the consolidated financial statements of drugstore.com, inc. included in its Registration Statement (Form S-1 No. 333-78813) filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Seattle, Washington
July 27, 1999